UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 3, 2012 (January 31, 2012)

PC Connection, Inc.
(Exact name of registrant as specified in charter)
Delaware	0-23827	02-0513618
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rt. 101A, 730 Milford Road Merrimack, NH	03054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (603) 683-2000

N/A
(Former name or former address, if changed since last report)

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On January 31, 2012, PC Connection, Inc. a Delaware corporation (the “Company”) appointed Joseph S. Driscoll, Senior Vice President, Treasurer, and Chief Financial Officer of the Company, effective on or about March 5, 2012.  Mr. Driscoll, age 47, will replace the Company’s current Chief Financial Officer, Jack L. Ferguson, age 73, who will retire as Chief Financial Officer, Treasurer, and Executive Vice President upon Mr. Driscoll’s appointment becoming effective.  Prior to joining the Company, Mr. Driscoll served as Chief Financial Officer of Summer Infant, Inc., a Rhode Island-based public-reporting manufacturer and supplier of infant and toddler-related products (NASDAQ:SUMR) from 2006 to 2012.  From 2001 to 2006 he was employed at ACT Electronics, Inc. as Chief Financial Officer.

Mr. Driscoll’s annual base salary will be $285,000, and he will be eligible to participate in the Company’s Executive Bonus Plan at a basic rate of 50% of base salary but subject to performance-based acceleration tables.  The Company has agreed to increase his annual base salary to $325,000 upon the first anniversary of his employment date.  Additionally, Mr. Driscoll will be granted 20,000 restricted stock units (“RSUs”) entitling him to receive an equal number of shares of the Company’s common stock, such RSUs to vest at a rate of 25% per year, beginning with the second anniversary of the date of his employment.  Mr. Driscoll will also receive a $40,000 signing bonus upon the first anniversary of his date of hire, which will accrue and vest in $10,000 quarterly increments over the first year of employment.

Pursuant to the terms of his employment, in the event Mr. Driscoll’s employment is terminated for any reason other than death, disability, or cause, he is entitled to receive severance payments in an amount equal to his base salary at the rate in effect on the date of termination (the “Termination Date”) for a period of (i) twelve months or (ii) until such time as he secures other employment, whichever is shorter.

Mr. Ferguson has served the Company in a range of financial and accounting capacities of increasing responsibility since joining the Company in 1992.  He has served as Treasurer since 1997, Chief Financial Officer since 2004, and Executive Vice President since 2007.  Prior to his joining the Company, Mr. Ferguson was a partner in Deloitte & Touche, LLP, an international accounting firm.

There are no family relationships between Mr. Driscoll and any directors or executive officers, or persons nominated or chosen to be directors or executive officers, of the Company.  Other than compensation solely resulting from his employment by the Company, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which Mr. Driscoll had or will have a direct or indirect material interest.

          The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1 Press Release issued by PC Connection, Inc. on February 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 3, 2012	PC CONNECTION, INC.

		By:	/s/ Jack Ferguson
Jack Ferguson
Executive Vice President, Treasurer, and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by PC Connection, Inc. on February 3, 2012.